Exhibit 21.1

SEITEL, INC.

LIST OF SUBSIDIARIES OF THE REGISTRANT

NAME OF SUBSIDIARY	INCORPORATED IN	100% OWNED BY
6818862 Canada Inc.	Alberta, Canada	Seitel Canada Holdings, Inc.

* Datatel, Inc.	Delaware	Seitel Data Corp.

DDD Energy, Inc.	Delaware	Seitel, Inc.

Matrix Geophysical, Inc.	Delaware	Seitel, Inc.

* N360X, L.L.C	Texas	Seitel Management, Inc.

Olympic Seismic Ltd.	Alberta, Canada	Seitel Canada Holdings, Inc.

Seitel Canada Holdings, Inc.	Delaware	Seitel, Inc.

Seitel Data Corp.	Delaware	Seitel, Inc.

Seitel Data, Ltd.	Texas LP	99%-Seitel Data Corp. (LP), 1%-Seitel Delaware, Inc. (GP)

Seitel Delaware, Inc.	Delaware	Seitel, Inc.

Seitel IP Holdings, LLC	Delaware	50%-Seitel Solutions, Ltd., 50%-Olympic Seismic Ltd.

Seitel International, Inc.	Cayman Islands	Seitel Data Corp.

Seitel Management, Inc.	Delaware	Seitel, Inc.

Seitel Offshore Corp.	Delaware	Seitel Data Corp.

Seitel Solutions, Inc.	Delaware	Seitel, Inc.

Seitel Solutions, LLC	Delaware	Seitel Solutions, Inc.

Seitel Solutions, Ltd.	Texas LP	99%-Seitel Solutions, LLC (LP), 1%-Seitel Solutions, Inc. (GP)

Seitel Solutions Holdings, LLC	Delaware	Seitel Solutions, LLC

SI Holdings, G.P	Delaware	90%-Seitel Solutions, LLC, 10%-Seitel Solutions, Inc.

*	Dormant